                                                                    EXHIBIT (12)

FIRST UNION CORPORATION AND SUBSIDIARIES
COMPUTATIONS OF CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
---------------------------------------------------------------------------------------------------------------------------------



                                                                                               YEARS ENDED DECEMBER 31,
                                                              -------------------------------------------------------------------

(IN MILLIONS)                                                          1997          1996         1995         1994         1993
---------------------------------------------------------------------------------------------------------------------------------
EXCLUDING INTEREST ON DEPOSITS
Pretax income from continuing operations                    $         2,710         2,499        2,389        2,088        1,795
Fixed charges, excluding capitalized
  interest                                                            2,068         1,880        1,426          816          608
---------------------------------------------------------------------------------------------------------------------------------
Earnings                                               (A)  $         4,778         4,379        3,815        2,904        2,403
---------------------------------------------------------------------------------------------------------------------------------

Interest, excluding interest on deposits                    $         1,926         1,805        1,349          747          538
Distributions on guaranteed preferred
  beneficial interests                                                   66             -            -            -            -
One-third of rents                                                       76            74           76           69           70
Capitalized interest                                                      -             5            4            1            -
---------------------------------------------------------------------------------------------------------------------------------
Fixed charges                                          (B)  $         2,068         1,884        1,429          817          608
---------------------------------------------------------------------------------------------------------------------------------

Consolidated ratios of earnings to fixed
  charges, excluding interest on deposits          (A)/(B)              2.31  X      2.32         2.67         3.55         3.95
---------------------------------------------------------------------------------------------------------------------------------

INCLUDING INTEREST ON DEPOSITS
Pretax income from continuing operations                    $         2,710         2,499        2,389        2,088        1,795
Fixed charges, excluding capitalized
  interest                                                            5,332         5,070        4,502        2,862        2,552
---------------------------------------------------------------------------------------------------------------------------------
Earnings                                               (C)  $         8,042         7,569        6,891        4,950        4,347
---------------------------------------------------------------------------------------------------------------------------------

Interest, including interest on deposits                    $         5,190         4,995        4,425        2,793        2,482
Distributions on guaranteed preferred
  beneficial interests                                                   66             -            -            -            -
One-third of rents                                                       76            74           76           69           70
Capitalized interest                                                      -             5            4            1            -
---------------------------------------------------------------------------------------------------------------------------------
Fixed charges                                          (D)  $         5,332         5,074        4,505        2,863        2,552
---------------------------------------------------------------------------------------------------------------------------------

Consolidated ratios of earnings to fixed
  charges, including interest on deposits          (C)/(D)             1.51  X       1.49         1.53         1.73         1.70
---------------------------------------------------------------------------------------------------------------------------------